UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2005

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2005, Bottomline Technologies (de), Inc. (“Bottomline”) entered into letter agreements (collectively, the “Letter Agreements”), effective as of September 30, 2005, with each of Joseph L. Mullen, the Chief Executive Officer of Bottomline, and Robert A. Eberle, the President and Chief Operating Officer of Bottomline, renewing and amending the Amended and Restated Employment Agreements (collectively, the “Employment Agreements”), dated as of November 21, 2002, between Bottomline and each of Mr. Mullen and Mr. Eberle, respectively. Pursuant to the Letter Agreements, Bottomline agrees to continue the Employment Agreements through November 21, 2008, unless sooner terminated in accordance with the provisions of such agreements. In addition, in connection with the renewal of the Employment Agreements, the Employment Agreements have been amended to provide that in the event (a) of a Change in Control (as defined in the Employment Agreements), (b) that Bottomline’s Board of Directors appoints a new Chief Executive Officer, other than by reason of the resignation of Bottomline’s current Chief Executive Officer, or (c) that the employment of Mr. Mullen or Mr. Eberle, as applicable, is terminated pursuant to Sections 6.2, 6.3 or 6.4 of the Employment Agreements, all outstanding options and all shares of restricted stock held by Mr. Mullen and Mr. Eberle, respectively, would become immediately vested in full.

On October 10, 2005, Bottomline entered into a retention agreement (the “Retention Agreement”) with Peter S. Fortune, the President of Bottomline Europe, effective as of October 10, 2005 providing that if Mr. Fortune’s employment is terminated by Bottomline without Cause after a Change in Control (each as defined the Retention Agreement), then all outstanding options and restricted stock that were granted after October 10, 2005 held by Mr. Fortune would become immediately vested in full and Mr. Fortune would be entitled to receive an amount equal to his then annual base salary, continuation of benefits for an additional 12 months and the payments and benefits under his service agreement with Bottomline. If Mr. Fortune’s employment is terminated by Mr. Fortune for Good Reason (as defined in the Retention Agreement) within 12 months following a Change in Control, or if Mr. Fortune’s employment is terminated by Bottomline without Cause prior to a Change in Control, then all outstanding options and restricted stock that were granted after October 10, 2005 held by Mr. Fortune would become immediately vested in full and Mr. Fortune shall be entitled to the payments and benefits under his service agreement with Bottomline.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: October 13, 2005	By:	/s/ Kevin M. Donovan
Kevin M. Donovan Chief Financial Officer and Treasurer